Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of China Growth Development, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jiming Zhu Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of China Growth Development, Inc.

Date: August 13, 2009

/s/ Jiming Zhu
Jiming Zhu Chief Financial Officer